As filed with the Securities and Exchange Commission on October 2nd, 2001

Registration No. ____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HOUSEHOLD INTERNATIONAL, INC. (Exact name of registrant as specified in its charter)
Delaware (State of Incorporation)	36-3121988 (I.R.S. Employer Identification No.)
(I.R.S. Employer Identification No.)

2700 Sanders Road, Prospect Heights, Illinois 60070
(Address of principal executive offices) (Zip Code)

HFC Bank plc Profit Sharing Scheme
(Full title of the Plan)

PATRICK D. SCHWARTZ, ESQ.
Assistant General Counsel and Assistant Secretary
Household International, Inc.
2700 Sanders Road, Prospect Heights, Illinois 60070
(847) 564-6301

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, Par Value $1 per Share	65,295 shares	Not applicable	$3,653,255.25	$913.31

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum aggregate offering price and the amount of the registration fee are estimated pursuant to rule 457(h) based upon the average of the high and low prices ($55.95) reported for the Common Stock on the New York Stock Exchange Composite Tape on September 28, 2001.

This Registration Statement shall become effective immediately upon filing in accordance with Rule 462(a) of the Securities Act of 1933.

The contents of Registration Statement 333-36589 are hereby incorporated by reference.

Item 8. Exhibits.

5 Opinion of John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household International, Inc.

23.1 Consent of John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household International, Inc. is contained in his opinion filed as Exhibit 5 hereto.

23.2 Consent of Arthur Andersen LLP, Certified Public Accountants

24 Power of Attorney is set forth on page II-3 of this Registration Statement.

Page II -2

SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Prospect Heights, and State of Illinois, on the 2nd day of October, 2001.

Household International, Inc.
By: /s/ William F. Aldinger
William F. Aldinger
Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints J. W. Blenke, P.D. Schwartz and J. S. VanderLinde and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file, with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 2nd day of October, 2001.
Signature	Title
/s/ William F. Aldinger (William F. Aldinger)	Chairman,Chief Executive Officer and Director (as Principal Executive Officer)
/s/ Robert J. Darnall (Robert J. Darnall)	Director
/s/ Gary G. Dillon (Gary G. Dillon)	Director
/s/ Anthea Disney (Anthea Disney)	Director
/s/ John A. Edwardson (John A. Edwardson)	Director
/s/ Mary J. Evans (Mary J. Evans)	Director
/s/ Dudley Fishburn (Dudley Fishburn)	Director
__________________ (Cyrus F. Freidheim, Jr.)	Director
/s/ James H. Gilliam Jr. (James H. Gilliam, Jr.)	Director
/s/ Louis E. Levy (Louis E. Levy)	Director
/s/ George A. Lorch (George A. Lorch)	Director
/s/ John D. Nichols (John D. Nichols)	Director
/s/ James B. Pitblado (James B. Pitblado)	Director
/s/ Laree M. Renda (Larree M. Renda)	Director
/s/ S. Jay Stewart (S. Jay Stewart)	Director
/s/ Louis W. Sullivan, M.D. (Louis W. Sullivan, M.D.)	Director
/s/ David A. Schoenholz (David A. Schoenholz)	Group Executive -- Chief Financial Officer (as Principal Accounting and Financial Officer)

The Registrant reasonably believes that the security rating to be assigned to the Securities registered hereunder will make the Securities "investment grade securities" pursuant to Transaction Requirement B-2 of Form S-3.

Page II-3